Exhibit 99.1

Third Quarter 2011 Earnings Conference Call

PALM BEACH GARDENS, FL (November 14, 2011) – Aurora Diagnostics Holdings, LLC will file its Form 10-Q for the quarter ended September 30, 2011 later today and hold its quarterly conference call to review its third quarter results on Wednesday, November 16, 2011, at 9:00 a.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers. Please reference conference ID# 26066361.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com. In addition, a telephonic replay of the conference call will be available through midnight on Wednesday, November 30, 2011and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406. Please reference conference ID# 26066361.

About Aurora Diagnostics

Aurora Diagnostics is a specialized laboratory company focused on anatomic pathology. By partnering with medical professionals, Aurora Diagnostics provides the highest quality diagnostics and testing information for the patients of its primary referral sources, dermatologists, gastroenterologist, urologists, OBGYN and general surgeons.

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact Gregory A. Marsh, Vice President and Chief Financial Officer, at gmarsh@auroradx.com.